SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 25, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release reporting third quarter revenues of $13,462,000, on volume of 12,511 laser vision correction procedures.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated October 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: 10/25/02	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Cameron Associates
Stephen N. Joffe, Chairman & CEO	Kevin McGrath
Alan H. Buckey, CFO	212.245.4577
(513) 792-9292	Kevin@cameronassoc.com
www.lasikplus.com

LCA-Vision Reports Third Quarter 2002 Results;

2002 Operating Cash Flow Tops $4.2 Million

CINCINNATI—October 25, 2002--LCA-Vision Inc. (Nasdaq NM: LCAV), a leading provider of laser vision correction services across the U.S., today reported third quarter revenues of $13,462,000, on volume of 12,511 laser vision correction procedures.  A year ago, the company reported revenues of $13,288,000, on third quarter volume of 13,347 procedures.

While procedure volume declined somewhat versus a year ago, average price realization per procedure remained strong at $1,076, well above last year’s third quarter average of $996 per procedure.  In addition to maintaining stable revenues in a difficult economic climate, third quarter contribution margin--laser refractive surgery revenues less medical, professional and license fees--remained strong at 81.7 percent of revenue.

For the third quarter, the company posted a net loss of $810,000, or a loss of 2 cents per share, compared with a net loss a year ago of $20,794,000, or a loss of 45 cents per share.  Excluding a third-quarter gain of $2,282,000, or 5 cents per share, from the Pillar Point Partners anti-trust settlement, the company lost $3,017,000, a loss of 7 cents share.  Last year, the company reported a third quarter net loss of $3,675,000, or 8 cents per share, after excluding a non-cash valuation reserve and special charges.  Per share results for the quarter and year to date are identical on both a basic and fully diluted basis.

The anti-trust settlement strengthened cash and short-term investments, which, on September 30, 2002, exceeded $17.7 million, or 41 cents per share, up from the $16.6 million at the end of December 2001.  During the first nine months of 2002, the company generated operating cash flow of more than $4.2 million, and reduced the number of common shares outstanding by 7 percent, or 3.2 million shares, at a cost of $2,449,000.

Stephen Joffe, chairman and CEO of LCA-Vision, commented, “Results for the quarter reflect the economy’s ongoing weakness and the overall decline in consumer confidence.  While we have worked hard to make the procedure affordable to any patient who is eligible, consumers are naturally cautious about spending in times of economic uncertainty.  This temporary softness notwithstanding, we have made substantial progress in refining our marketing programs and focusing on the successful opening of new LasikPlus centers in selective markets.

-more-

“LCA-Vision continues to generate positive cash flow from operations.  With cash now exceeding $17 million and no debt, we have the financial resources to expand market penetration and create long-term growth opportunities.  The laser vision correction market remains virtually untapped, and LCA-Vision is well positioned to capitalize on any resurgence in consumer confidence.”

For the nine months ended September 30, 2002, the company reported a net loss of $1,938,000, or a loss of 4 cents per share, after reflecting a one-time gain of $2,282,000, or 5 cents per share.  A year earlier, LCA-Vision reported a net loss of $18,741,000, or 40 cents per share, including special charges for the first nine months of 2001.

LCA-Vision has scheduled an investor conference call regarding this announcement to be held today, beginning at 10:00 a.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing 1-800-388-8975 toll free within the U.S., or 1-973-694-2225 for international callers. A telephone replay will be available for 48 hours by dialing 1-800-428-6051 toll-free within the U.S., or 1-973-709-2089 for international callers, and entering reservation number 265053.

Individual investors are invited to listen to the conference call over the Internet, by going to the "Investors" section of the Company's Website at www.LasikPlus.com. A replay will begin shortly after the call has ended and will be available for 30 days.

For additional information, please visit the Company's Website at www.lasikplus.com. Individuals interested in scheduling a free vision evaluation can call the Company's patient care center at 1-888-529-2020.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

[Tables to Follow]

LCA-Vision Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2002 (1)	2001 (1)	2002 (1)	2001 (1)
Revenues
Laser refractive surgery	$ 13,462	$ 13,286	$ 48,412	$ 57,151
Other	-	2	126	50

Total revenues	13,462	13,288	48,538	57,201

Operating costs and expenses
Medical professional and license fees	2,465	2,531	9,791	11,497
Direct costs of services	7,341	8,101	22,127	26,565
General and administrative expenses	1,994	2,178	6,454	6,697
Marketing and advertising	2,968	3,021	10,179	9,680
Depreciation and amortization	1,508	1,401	4,458	4,239
Special charges	-	1,774	(174)	1,774

Operating loss	(2,814)	(5,718)	(4,297)	(3,251)

Equity in earnings from unconsolidated businesses	23	45	228	309
Minority equity interest	(44)	17	(157)	13
Interest (expense)	(1)	-	(3)	(7)
Investment (loss) income	(170)	208	110	814
Other income (expense)	(11)	(1)	(3)	(10)
Litigation Settlement	2,282	-	2,282	-

Loss before taxes on income	(735)	(5,449)	(1,840)	(2,132)

Income tax expense (benefit)	75	15,345	98	16,609

Net loss	$ (810)	$ (20,794)	$ (1,938)	$ (18,741)

Income per common share
Basic	$ (0.02)	$ (0.45)	$ (0.04)	$ (0.40)
Diluted	$ (0.02)	$ (0.45)	$ (0.04)	$ (0.40)

Weighted average shares outstanding
Basic	42,965	46,472	43,464	46,995
Diluted	42,965	46,472	43,464	46,995

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.

LCA-Vision Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands except per share data)

Assets	September 30, 2002 (1)	December 31, 2001
Current Assets
Cash and cash equivalents	$ 17,722	$ 16,609
Accounts receivable, net	407	517
Receivable from vendor	273	234
Prepaid expenses, inventory and other	999	1,959

Total current assets	19,401	19,319

Property and Equipment	36,703	36,411
Accumulated depreciation and amortization	(17,530)	(13,753)
Property and equipment, net	19,173	22,658
Goodwill, net	275	275
Investment in unconsolidated businesses	335	290
Other assets	408	646

Total assets	$ 39,592	$ 43,188

Liabilities and Shareholders' Investment
Current liabilities
Accounts payable	$ 2,406	$ 2,645
Accrued liabilities and other	2,959	2,270
Debt maturing in one year	14	26

Total current liabilities	5,379	4,941

Long-term debt	-	4
Minority equity interest	199	41

Shareholders' investment
Common stock ($0.01 par value; 52,433,554 and 52,248,554 shares and
42,964,762 and 46,045,525 shares issued and outstanding, respectively	52	52
Contributed capital	91,314	91,080
Warrants	2,105	2,105
Notes receivable from shareholders	(1,521)	(1,488)
Common stock in treasury, at cost (9,468,797 shares and 6,203,029 shares)	(15,462)	(13,013)
Accumulated deficit	(42,450)	(40,512)
Foreign currency translation adjustment	(24)	(22)

Total shareholders' investment	34,014	38,202

Total liabilities and shareholders' investment	$ 39,592	$ 43,188

(1) Unaudited

The notes to the Condensed Consolidated Financial Statements are an integral part of this statement.